UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2011 (July 20, 2011)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Centre 5400 LBJ Freeway, Suite 450 Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 451-6750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

New Revolving Facility Agreement

On July 20, 2011, Aventine Renewable Energy Holdings, Inc. (“Aventine”) and each of its subsidiaries, as co-borrowers (collectively, the “Borrowers”), entered into a revolving credit facility (the “New Revolving Facility”) with the lenders party thereto (the “Lenders”), and Wells Fargo Capital Finance, LLC, as Lender and as agent for the Lenders (in such capacity, “Wells Fargo”) (the “New Revolving Facility Agreement”) with a $50,000,000 commitment (the “Commitments”).  The proceeds of loans under the New Revolving Facility will be used to (1) repay the Borrowers’ obligations under Aventine’s existing revolving credit facility (the “Existing Revolving Facility”), (2) pay related transaction costs, fees and expenses, and (3) for general corporate purposes.

The loans under the New Revolving Facility will mature on the earlier of (a) July 20, 2015 and (b) the date that is six (6) months before the maturity date of the indebtedness under the Term Loan Agreement (as defined below) (or if the indebtedness under the Term Loan Agreement is fully refinanced or replaced, the maturity date of such refinanced or replaced indebtedness).  The New Revolving Facility will have a borrowing base principally supported by the inventory and accounts receivable of the Borrowers.

In connection with the New Revolving Facility, the rights and obligations of the lenders under the Existing Revolving Facility have been assigned from PNC Bank, National Association, to Wells Fargo under the New Revolving Facility.  The New Revolving Facility includes a grant of liens on substantially all of the assets of the Borrowers.  The security interests granted under the New Revolving Facility in assets (including inventory and accounts receivable) other than substantially all of Borrowers’ fixed assets will be first priority in nature, subject to customary exceptions, and the security interests in the collateral constituting substantially all of the Borrowers’ fixed assets will be second priority in nature, and subject to customary liens and the first priority lien on such assets under Aventine’s senior secured term loan credit agreement dated as of December 22, 2010 by and among Aventine, as borrower, Citibank, N.A., as administrative agent and collateral agent (in such capacity, the “Term Loan Agent”), the lenders party thereto and certain other persons (as amended, and as may be amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”).

Borrowings under the New Revolving Facility Agreement will bear interest at (i) the London Interbank Offered Rate (“LIBOR”) plus 3.0% to 3.5% (the “LIBOR Applicable Margin”) or (ii) the alternate base rate plus 2.0% to 2.5% (the “Base Rate Applicable Margin”).  The applicable margin on loans under the New Revolving Facility will be re-determined on the first day of each fiscal quarter of Aventine by calculating the average amount that Borrowers are entitled to borrow under the New Revolving Facility (after giving effect to any outstanding borrowings thereunder) as a proportion of the Commitments (as decreased by the amount of reductions in the Commitments pursuant to the New Revolving Facility).  The alternate base rate will be calculated based on the greater of (A) the Federal funds rate plus 1/2 of 1.0%, (B) the LIBOR Rate (calculated based upon an interest period of three months and determined on a daily basis), plus 1.0% and (C) the rate of interest announced, from time to time, by Wells Fargo Bank, National Association, as its “prime rate”.

The New Revolving Facility Agreement requires mandatory prepayment of the obligations thereunder in the event that the amount of (i) outstanding revolving loans under the New Revolving Facility plus (ii) the aggregate undrawn amount of all outstanding letters of credit issued by certain Lenders exceeds the Borrowing Base (as defined in the New Revolving Facility Agreement).

The New Revolving Facility Agreement contains customary affirmative and negative covenants concerning the conduct of Aventine’s business operations, such as limitations on the incurrence of indebtedness, the granting of liens, maintenance of operations, mergers, consolidations and dispositions of assets, restricted payments and the payment of dividends, investments and transactions with affiliates.  The New Revolving Facility Agreement contains a financial covenant that will require Aventine to maintain minimum liquidity levels.  The New Revolving Facility Agreement also includes customary events of default, including, but not limited to, failure to pay principal or interest, failure to pay or default under other material debt, misrepresentation or breach of warranty, violation of certain covenants, a change of control, the commencement of a bankruptcy proceeding, Aventine or its subsidiaries’ insolvency and the rendering of a judgment or judgments against Aventine or its subsidiaries in excess of a specified amount individually or in the aggregate.  Upon the occurrence of an event of default, Aventine’s obligations under the New Revolving Facility Agreement may be accelerated and all indebtedness thereunder would become immediately due and payable.

Amendment of Term Loan Agreement with Citibank, N.A.

On July 20, 2011 Aventine entered into an amendment (“Citi Amendment”) to the Term Loan Agreement with the lenders party thereto and the Term Loan Agent.

Under the terms of the Citi Amendment, the amount of indebtedness that Aventine is permitted to incur under the New Revolving Facility (including bank products and hedging obligations) is capped at $58,000,000.  The Citi Amendment modifies Aventine’s minimum liquidity covenant for 2012. The Citi Amendment also includes certain technical amendments to permit the New Revolving Facility.

Certain affiliates of Aventine are, or may from time to time be, lenders under the Term Loan Agreement.  Certain lenders under the Term Loan Agreement hold, or may from time to time hold, equity and debt securities of Aventine.  Additionally, one of the lenders under the Term Loan Agreement, Senator Investment Group LP (“Senator”), is a significant holder of equity and debt of Aventine.  One of Aventine’s directors, Douglas Silverman, is an employee of Senator.

Item 2.03.                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Aventine entered into the New Revolving Facility Agreement on July 20, 2011, which is more fully described in Item 1.01 above and is incorporated herein by reference.

Aventine entered into the Citi Amendment on July 20, 2011, which is more fully described in Item 1.01 above and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  July 21, 2011

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Calvin Stewart
	Name:	Calvin Stewart
	Title:	Chief Accounting and Compliance Officer